UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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ESCALADE, INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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ESCALADE, INCORPORATED

Notice of Annual Stockholders’ Meeting
April 30, 2010
7:30 a.m. Central Daylight Savings Time

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Stockholders’ Meeting, which will be held at 7:30 a.m. Central Daylight Savings Time on Friday, April 30, 2010 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

We are holding the annual meeting for the following purposes:

1.	To elect to the Board seven (7) Directors as set forth herein;

2.	To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2010; and

3.	To transact such other business that may properly come before the meeting or any adjournment thereof.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.

IMPORTANT NOTICE REGARDING THE AVAILABLIITY OF PROXY MATERIALS FOR THE 2010 ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON FRIDAY, APRIL 30, 2010.

The Company’s Notice of Annual Stockholders’ Meeting, Proxy Statement for the 2010 Annual Stockholders’ Meeting and Annual Report on Form 10-K is available at www.escaladeinc.com.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

Evansville, Indiana	March 30, 2010

PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as “Escalade” or the “Company”), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 Ph: (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Friday, April 30, 2010, at 7:30 a.m. Central Daylight Savings Time. Each of the 12,682,759 shares of common stock outstanding on February 19, 2010 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on February 19, 2010 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company’s Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about March 30, 2010.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company’s outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The seven (7) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked “Withhold Authority to Vote” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company’s shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

In July 2009, the U.S. Securities and Exchange Commission, or SEC, approved a rule that changes the manner in which shares are voted in the election of directors. If you hold your shares through a broker, bank or other nominee, your broker is no longer permitted to vote on your behalf in an election of directors. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other nominee, before the date of the Annual Meeting.

The Annual Report of the Company for its fiscal year 2009 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company’s common stock by its named executive officers (as defined on page 12) and by the only stockholders deemed to be beneficial owners of 5% or more of the common stock of the Company as of February 19, 2010.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Ownership		Percentage Of Class

Executive Officers

Common stock	Robert E. Griffin Chairman of the Board 817 Maxwell Avenue Evansville, Indiana 47711	3,340,006	(1)	26.3	% (1)

Common stock	Robert J. Keller President & Chief Executive Officer 817 Maxwell Avenue Evansville, Indiana 47711	190,750	(2)	1.5	% (2)

Common stock	Deborah J. Meinert Vice-President Finance & Chief Financial Officer 817 Maxwell Avenue Evansville, Indiana 47711	47,500	(3)	0.4	% (3)

Common stock	Terry D. Frandsen Former Vice-President Finance & Chief Financial Officer 817 Maxwell Avenue Evansville, Indiana 47711	16,162	(4)	0.1	% (4)

Other 5% Stockholders

Common stock	Andrew and Charmenz Guagenti 2641 N. Cullen Avenue Evansville, Indiana 47715	1,084,492	(5)	8.6	% (5)

Common stock	VN Capital Fund I, L.P. 1133 Broadway Suite 1609 New York, NY 10010	639,272	(6)	5.0	% (6)

Common stock	Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	838,100	(7)	6.6	% (7)

(1)
Includes 959,796 shares held by a Family Limited Partnership; 1,800,000 shares held by a Family Limited Liability Corporation; and 212,462 shares held by his children of which 76,002 is held by Patrick J. Griffin, a board member as well as the son of Robert E. Griffin.  Mr. Griffin disclaims beneficial ownership of those shares.  Also includes 5,000 stock options issued 4/24/2009 that will vest on 4/24/2010.

(2)	Includes 43,750 shares issuable upon the vesting of restricted stock units and 125,000 stock options issued on 3/31/2009 that will vest on 3/31/2012.
(3)	Includes 1,500 shares issuable upon the vesting of restricted stock units and 45,000 stock options issued on 3/31/2009 that will vest on 3/31/2012.
(4)	Mr. Frandsen left the Company on January 30, 2009. Shares listed reflect information reported on his most recent Form 4 filing on record.
(5)
Includes 49,016 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 45,020 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee.  Mr. Guagenti is also the beneficial owner of 990,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 488,896 shares and 376,989 shares, respectively, by virtue of their partnership interests therein.  Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.

(6)	Based on information provided in Schedule 13D, filed with the SEC as of September 8, 2008.
(7)	Based on information provided in Schedule 13G, filed with the SEC as of December 31, 2007.

ITEM NO. 1
ELECTION OF DIRECTORS

The Board of Directors currently has eight members and the Board has voted to decrease the size of the Board to seven (7) members as of the date of the Annual Meeting. The nominees presented for election include the seven individuals who are current directors other than Blaine E. Matthews, Jr., who will retire from the Board effective April 30, 2010. Those persons whose names are set forth below are standing for election. The term of office of elected directors has historically been one year. However, in response to Indiana law, the Board will implement staggered terms beginning with the April 30, 2010 election. The slate will include three directors nominated for two year terms: George Savitsky, Richard D. White, and Edward E. Williams. All other directors will be slated for one year terms.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee, as such nominations are handled by the full board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. The Board believes that the composition of the Board as a whole should reflect diversified experience, education and skills in manufacturing, consumer product sales and marketing, investment banking, accounting and finance, exporting to global markets, and knowledge of the Company’s culture. The Board further believes that gender, age and ethnic diversity can enhance the overall perspectives of the Board and of management. The Board takes all of these diversity factors into account when considering individual director candidates.

To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

The Company does not have a formal process by which stockholders can propose nominees to serve as directors. If any stockholder would desire to submit the names and qualifications of potential candidates for directors, the Board would evaluate the possible nominee according to the above criteria and would consider such person in comparison to all other candidates and the number of directors then constituting the Board. The Company has not received any such proposals for this Annual Meeting. Accordingly, the Board has made no rejections or refusals of such candidates.

Information with respect to each of the nominees for the Board of Directors is set forth as follows:

Robert E. Griffin

Age 74, Director since 1973, Chairman since 1999

Business Experience: Interim Chief Executive Officer of the Company (April 2006-August 2006), former Chairman and Chief Executive Officer (1994-1999), and President and Chief Executive Officer (1976-1994).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Robert Griffin is qualified to serve as a board member because of his 30+ year executive management career with the Company in various roles including Chairman and Chief Executive Officer. In addition, Mr. Griffin’s board experience spans several companies including Stiga Sports, AB, a related Sporting Goods manufacturer and he has served on a variety of committees on those boards. Mr. Griffin has provided strong direction and leadership for the Company during his 37-year tenure on the board.

Robert J. Keller

Age 48, Director since 2008

Business Experience: President and Chief Executive Officer of the Company (since 2007). President of Disston Tool Company, a subsidiary of Kennametal (2005-2006). President and other senior management roles for the sports apparel unit of Russell Corporation (2000-2005). Managing Director for Coca-Cola (1997-2000). Co-founder and Vice President- Sales and Marketing for Armor All Home Care (1993-1997). National Sales Manager and other sales and operations management positions for Thompson & Formby, a subsidiary of Kodak (1983-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Keller is qualified to serve as a board member because of his 25+ year career in various roles including Chief Executive Officer, President, and Vice President-Sales and Marketing. Since February of 2009, Mr. Keller has also served on the Board of Escalade International. Through his experience with several global consumer products companies, Mr. Keller brings a broad range of strategic marketing and manufacturing management skills to the leadership of Escalade.

Patrick J. Griffin

Age 40, Director since 2009

Business Experience: President of Martin Yale Group (since August 2009), Vice President Sales and Marketing, Martin Yale International (2007-2009) and successive product management roles at Escalade Sports (2002-2006). Director of Strategic Services for Edmondson/Quest (2000-2002). Director of Business Development for, Webcentric, Inc. and successively Network Commerce (1999-2000). Strategic Planning Associate for Koch Industries, Inc. (1998-1999). International marketing roles with PT Caraka Yasa in Jakata, Indonesia (1997), Escalade Sports (1993-1995), and the United States Foreign Commercial Service in Singapore (1992-1993).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Patrick Griffin is qualified to serve as a board member because of his history with the Company, his position as President of Martin Yale Group and his experience in product management and strategic planning. Mr. Griffin also holds an MBA from the University of Michigan at Ann Arbor. Mr. Griffin’s board experience since 2007 includes Escalade International and Stiga Sports AB, both related sporting goods companies. In addition, Mr. Griffin’s father has served as Chairman and Chief Executive Officer of Escalade Incorporated, and Mr. Griffin has a strong knowledge of the Company’s history and has gained a good working knowledge of the Company during his one-year tenure on the board.

George Savitsky

Age 71, Director since 2004

Business Experience: Founder and President of Savitsky, Satin & Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry (since 1990). Prior to founding Savitsky, Satin and Bacon, Mr. Savitsky, a Certified Public Accountant, was a partner in Laventhol and Horwath (1983-1990) business manager for Plant and Cohen (1978-1983), Executive Manager of a wholly owned subsidiary of Ideal Toy Corp. (1973-1978), Controller then Marketing Vice President for Tensor Corporation (1964-1973), and practicing Certified Public Accountant (1961-1964).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Savitsky is qualified to serve as a board member because of his background as a Certified Public Accountant, his financial experience and his marketing and manufacturing exposure in the pool table, tennis table and other sporting goods industry. Mr. Savitsky is considered an audit committee financial expert under SEC rules. During his six-year tenure on the board, Mr. Savitsky has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Savitsky serves on the Company’s compensation committee and also serves as Chairman of the Company’s audit committee.

Richard D. White

Age 56, Director since 2004

Business Experience: Managing Director and head of the Private Equity and Special Products Department at Oppenheimer & Co. Inc., a leading investment bank and full service investment firm (since 2004). Founder and President of Aeolus Capital Group, LLC, an investment management company (2002-2004). Managing Director of CIBC Capital Partners, the private equity merchant banking division of Canadian Imperial Bank of Commerce (1997-2002), successor by acquisition to Oppenheimer & Co., Inc. Managing Director of Oppenheimer & Co., Inc. (1985-1997). Managing Director and Partner of Ardshiel, Inc., a private equity firm (1981-1985). Consultant in the Management Consulting Services department of Coopers & Lybrand (1978-1981).

Mr. White has also held or currently holds directorships on a number of other public company boards, as follows: Director and Chairman of Nominating and Compensation Committees, member of the Audit Committee of G-III Apparel Group, Ltd, a leading manufacturer and distributor of outerwear, dresses, sportswear and women’s suits under licensed, proprietary, and private label brands (since 2003). Director and member of Audit Committee of Lakes Entertainment, Inc. a developer and manager of casino properties (since 2006). Director, Chairman of Compensation Committee and member of Audit Committee of ActivIdentity Corp. (2003-2008).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. White is qualified to serve as a board member because of his strong finance, accounting, strategic planning and investment management experience as well as his entrepreneurial disposition. Mr. White is a Certified Public Accountant and holds an MBA from the Wharton Graduate School of the University of Pennsylvania and a BA from Tufts University. He is considered an audit committee financial expert under SEC rules. During his six-year tenure on the board, Mr. White has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. White currently serves as Chairman of the Company’s compensation committee.

Edward E. Williams

Age 49, Director since 2004

Business Experience: Founder and President of Ballast Tools, Incorporated, a manufacturer of railway track maintenance equipment with locations in U.S., Canada and England and worldwide distribution (since 1985). Vice President of Good Earth Tools, Inc., a specialty manufacturer of tungsten carbide protected wear parts located in Crystal City, Missouri (since 1984). Founder and President of Ever Extruder, LLC, a manufacturer and distributor of high production food processing equipment (since 2007).

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Williams is qualified to serve as a board member because of his experience in entrepreneurial management, specifically in the manufacturing industry. In addition, Mr. Williams’ family owned one of the predecessor companies of Escalade, Incorporated, and Mr. Williams has a strong knowledge of the Company’s history. During his six-year tenure on the board, Mr. Williams has gained a good working knowledge of the Company that provides efficiency and continuity to our Board. Mr. Williams also serves on the Company’s audit committee.

Richard F. Baalmann, Jr.

Age 50, Director since 2006

Business Experience: President of Bramm Inc., and related companies which operate ACE Hardware stores in the St. Louis, Missouri area (since 1988). Since 1999, Mr. Baalmann has also served on the Board of Ace Hardware Corporation, a wholesaler of hardware and related products selling mainly to hardware dealers who have membership agreements with the corporation.

Qualifications Relative to Service on the Company’s Board: Our Board concluded that Mr. Baalmann is qualified to serve as a board member because of his 20+ year career in retail marketing and his experience having served on the Board of Ace Hardware Corporation where he acted as Chairman of the Audit and Supply Committees. During 1999-2008, Mr. Baalmann also served on the Nominating and Governance, Executive and Compensation Committees for Ace Hardware Corporation, where he has gained experience in GAAP and SEC compliance compensation policies and company strategic planning. He is considered an audit committee financial expert under SEC rules. Mr. Baalmann serves on the Company’s compensation committee. Mr. Baalmann will be replacing Mr. Matthews as a member of the Company’s audit committee in 2010.

Non-Continuing Directors

Blaine E. Matthews, Jr.

Age 72, Director since 1965

Business Experience: Since 1979, Mr. Matthews has been the Director and Corporate Secretary of Matthews 1812 House, Inc., a mail order supplier of cakes and food gifts. Mr. Matthews has served as a member of the Company’s audit committee. His term of service on the board will end in April of 2010.

	Shares of Common stock of the Company Beneficially owned on February 19, 2010
Name	Number		Percent of Class

Robert E. Griffin	3,340,006	(1)	26.3	% (1)
Robert J. Keller	190,750	(2)	0.5	% (2)
Patrick J. Griffin	114,002	(3)	0.9	% (3)
George Savitsky	38,904	(4)	0.3	% (4)
Richard D. White	78,023	(5)	0.6	% (5)
Edward E. Williams	442,712	(6)	3.5	% (6)
Richard F. Baalmann, Jr.	51,244	(7)	0.4	% (7)
Blaine E. Matthews, Jr.	361,021	(8)	2.8	% (8)
All Directors and Executive Officers as a Group (9 Individuals)	4,588,160	(9)	36.2%

(1)	See note (1) under “Certain Beneficial Owners”.
(2)	See note (2) under “Certain Beneficial Owners”.
(3)
Includes 76,002 shares also reported as indirectly owned under Robert Griffin, 32,000 shares issuable upon the exercise of outstanding stock options, and 6,000 shares issuable upon the vesting of restricted stock units.

(4)	Includes 9,492 shares issuable upon the exercise of outstanding stock options.
(5)	Includes 9,331 shares issuable upon the exercise of outstanding stock options and 20,361 shares issuable upon the vesting of restricted stock units.
(6)
Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer and 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners. Mr. Williams disclaims beneficial ownership of these shares. Also includes 9,367 shares issuable upon the exercise of outstanding stock options and 27,661 shares issuable upon the vesting of restricted stock units.

(7)	Includes 8,198 shares issuable upon the exercise of outstanding stock options and 25,818 shares issuable upon the vesting of restricted stock units.
(8)
Includes 83,000 shares held by his spouse and 6,000 shares held by his children. Mr. Blaine Matthews disclaims beneficial ownership of those shares. Also includes 9,528 shares issuable upon the exercise of outstanding stock options.

(9)
Includes shares beneficially owned by Deborah J. Meinert, Vice-President and Chief Financial Officer, and deducts duplicate shares reported under both Robert Griffin, held indirect, and Patrick Griffin, held direct (76,002 shares).

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.

With the exceptions of Messrs. Griffin and Keller who are executive officers of the Company and Patrick J. Griffin, an employee of the Company, the Board has determined that all of the above named incumbent directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

ITEM NO. 2
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of BKD, LLP to serve as the Company’s independent registered public accounting firm for the Company for the Company’s fiscal year 2010. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving BKD, LLP as the Company’s independent registered public accounting firm is rejected by the stockholders then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2010 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If you are a street name stockholder and do not vote your shares, your bank, broker or other nominee can vote your shares at its discretion on the proposal to ratify the appointment of the independent registered public accounting firm.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR”
Proposal 2 relating to the ratification of the appointment of the Independent Registered Public Accounting Firm.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company’s knowledge, all of the Company’s directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for fiscal 2009, except for a late Form 3 filing for Mr. Patrick Griffin following his election as a director of the Company in April 2009 and one late Form 4 filing for each of Messrs. Robert Griffin, Baalmann, White and Williams in connection with their receipt of third quarter 2009 equity compensation as part of their director fees. Such Form 3 and Form 4s were subsequently filed.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of two members who are executive officers (Robert E. Griffin and Robert J. Keller), five independent members (Blaine E. Matthews, Jr., Edward E. Williams, Richard D. White, George Savitsky and Richard F. Baalmann, Jr.), and one director who is also an employee, Patrick J. Griffin.

During 2009, all Directors attended 100% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors had eight meetings and the independent directors held regular executive sessions in conjunction with four of the Board meetings. The Board has not designated a lead or presiding director to chair executive sessions.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company’s office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

Board Leadership Structure
The Board has placed responsibilities on the Chairman of the Board separate from President and CEO as it believes this provides better accountability between the Board and the management team. The Board believes it is better to have a separate Chairman, whose responsibility is to lead the Board members as they provide leadership to the executive team. This responsibility includes facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings and stockholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. The Board believes this structure provides strong leadership for the Board, while positioning the President and CEO as the leader of the Company in the eyes of customers, employees and stockholders.

Currently, Mr. Robert Griffin serves as the Chairman of the Board, but he is not considered an independent director due to his ongoing employment with the Company and his prior service as Chief Executive Officer. However, given the small size of the Board, the independent directors have a clear voice and direct access to both the Chairman of the Board and the President and CEO. The independent directors meet in executive session on a regular basis, with the discussions being led by the independent director who raises the specific topic(s) being considered in such executive sessions. Accordingly, the Board has not deemed it necessary to designate an independent Chairman of the Board nor to establish a formal structure to ensure that independent ideas are raised and fully discussed, because the Board believes that the current structure already satisfies those objectives.

Risk Oversight of the Company
The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key business, financial and regulatory risks. The Audit Committee receives a report from management annually regarding the Company’s assessment of risks and meets in executive session with the Chief Financial Officer each quarter. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and review the Company’s risk appetite. Management is responsible for the day-to-day risk management processes. The Company has structured the reporting relationship through the Chief Financial Officer who reports functionally to the Audit Committee. The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company and the Board leadership structure supports this approach.

Code of Ethics
The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics (“Code”) which may be found on the Company’s website at: www.escaladeinc.com/Code_of_Conduct.aspx. All employees and Directors of the Company are subject to compliance with the Code.

Committees
The Company has two standing committees, each composed of independent directors. As discussed above, the Board of Directors has no nominating committee. Current committee assignments are detailed in the following table.

Name	Audit Committee	Compensation Committee
Blaine E. Matthews, Jr.	Member (1)
Edward E. Williams	Member
George Savitsky	Chairman (1)	Member
Richard D. White		Chairman
Richard F. Baalmann, Jr.		Member

(1) Determined by the Board to be audit committee financial experts.

Audit Committee
The Audit Committee as a whole held four meetings in 2009. At all four meetings the committee met with the independent auditors and management to review the interim financial information contained in each quarterly earnings announcement. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm’s independence, and (4) approve all audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company’s website at: www.escaladeinc.com/Audit_Committee_Charter.pdf

Compensation Committee
The Compensation Committee met once formally in 2009 and held several informal sessions to review salaries and compensation levels within the Company. The Compensation Committee is also responsible for awards of stock options and restricted stock units; no additional meetings were required to address issues related to such awards in 2009. The Board of Directors has not adopted a written charter for the Compensation Committee.

Director Compensation
Each non-employee director of Escalade, Incorporated currently receives an annual cash retainer of $25,000 with the exception of the Chairman of the Board who receives an annual cash retainer of $50,000. Each member of the Audit Committee receives an additional annual fee of $5,000 except for the Audit Committee Chairman who receives $15,000. Each member of the Compensation Committee receives an additional annual fee of $3,000 except for the Compensation Committee Chairman who receives $10,000. All Directors receive an additional fee of $1,000 per board meeting attended in excess of eight meetings per year. Members of the Audit Committee and Compensation Committee receive additional fees of $1,000 per committee meeting attended in excess of six and four meetings, respectively. Each non-employee board member received stock options in 2009; this award amounted to 5,000 options per director. Also in 2009, all non-employee members of the board volunteered to take a 10% reduction of all fees which they were entitled to receive for the 2009-2010 election term. The Board voted to continue with this reduction for the 2010-2011 term.

Under the terms of the Escalade, Incorporated 2007 Incentive Plan, Directors can elect to receive some or all of the fees earned in shares of the Company’s common stock, or in the form of restricted stock units or stock options which vest after one year. In 2009 there were 33,195 shares issued, and 54,103 restricted stock units issued pursuant to the plan. In 2009, Messrs. Baalmann, Williams and White opted to receive 100% of their board compensation in shares of common stock. Mr. Robert Griffin elected to receive his compensation in shares of common stock beginning with the third quarter 2009 payment.

2009 Director Compensation
The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2009. Compensation for Mr. Robert Griffin and Mr. Robert Keller is reflected in the “Executive Compensation - Summary Compensation Table.”

						As of December 26, 2009
Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Unit and Options Awards ($) (2)	All Other Compensation ($)		Total ($)	Number of Restricted Stock Units Unvested (#)	Number of Stock Options Unvested (#)

Patrick J. Griffin	—	14,156	$337,940	(3)	352,096	6,000	32,000
George Savitsky	40,875	4,699	—		45,574	—	9,492
Richard D. White	41,120	21,324	—		62,444	20,361	9,331
Edward E. Williams	14,598	18,949	—		33,547	27,661	9,367
Richard F. Baalmann, Jr.	13,699	18,000	—		31,699	25,818	8,198
Blaine E. Matthews, Jr.	28,850	4,699	—		33,549	—	9,528

(1)
This column includes the fair value of common stock issued in lieu of cash compensation pursuant to the Escalade, Incorporated 2007 Incentive Plan. In 2009, directors Savitsky and Matthews received their board compensation in cash. Directors White, Williams, and Baalmann received their board compensation in restricted stock units for the fourth quarter 2008 and first quarter 2009, which valued between $0.76 and $0.89 per RSU. Beginning with the second quarter 2009, these three directors elected to receive their compensation in shares of common stock.

(2)
The amount recorded in this column is the compensation cost recognized by the Company during 2009, calculated utilizing the provisions of Accounting Standards Codification Topic 718, Stock Compensation, for grants made in 2009 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

(3)
The amount recorded in this column for Patrick Griffin is Mr. Griffin’s salary or other cash or benefits provided to him in his capacity as an Escalade employee. Compensation includes a base salary of $120,000 as well as cost of living and other allowances related to his assignment in Germany.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2009, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company’s auditors is consistent with the auditors’ independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors’ independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 26, 2009, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 26, 2009, for filing with the Securities and Exchange Commission.

Blaine E. Matthews, Jr.	Edward E. Williams	George Savitsky, Chairman

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 26, 2009.

Richard D. White, Chairman	Richard F. Baalmann, Jr.	George Savitsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2009, all members of the Compensation Committee were independent directors and served the full year. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. White, Baalmann, and Savitsky.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy
The Company’s philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent Directors, establishes, approves and evaluates the Company’s compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the “named executive officers” means Robert E. Griffin, Robert J. Keller, Deborah J. Meinert, and Terry D. Frandsen, the individuals identified under “EXECUTIVE COMPENSATION – Summary Compensation Table.” Throughout 2009, Mr. Griffin served as the Company’s Chairman of the Board, and Mr. Keller served as the Company’s Chief Executive Officer. Ms. Meinert served as the Company’s Chief Financial Officer since March, 2009. Mr. Frandsen served as the Company’s Chief Financial Officer until his resignation on January 30, 2009.

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

•	Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;
•	Align all pay programs with the Company’s annual and long-term business strategies and objectives; and
•	Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of the Company and stockholder return.

Compensation Program; Mix of Pay Components
Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company’s named executive officers:

•	Base salary;
•	Annual incentive cash bonuses;
•	Long-term equity incentives, historically in the form of stock options and/or restricted stock units; and
•	Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company’s Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

Other than employees working under a collective bargaining agreement, all employees of the Company, including the named executive officers, are employed at will, without employment agreements, severance payment arrangements or change in control agreements.

The Role of the Compensation Committee and Method of Determining Amount of Total Compensation
The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company’s Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

In 2009, the Committee reviewed all compensation components for the Company’s named executive officers and together with the Board of Directors, reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels. In addition, the Committee conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives. From time to time, most recently in 2006, the Committee has engaged compensation consulting firms to provide the Committee with relevant market data and alternatives when making compensation decisions regarding the named executive officers. The Committee may engage compensation consulting firms in the future but did not deem it necessary in 2009.

Except for the Escalade, Incorporated 2007 Incentive Plan which was approved by stockholders at the 2008 Annual Meeting, the Compensation Committee does not participate in any programs which they administer.

Role of Executive Officers in Compensation Decisions
Mr. Griffin, the Company’s Chairman, occasionally participates in Compensation Committee meetings and the compensation of the Company’s other named executive officers, but does not make any recommendations regarding his own compensation or the compensation of Mr. Patrick Griffin. Consistent with the Committee’s past practices, Mr. Keller, as the Company’s Chief Executive Officer, will make recommendations regarding the compensation for the Company’s Chief Financial Officer, but will not make recommendations for either himself or Mr. Griffin. Although the Committee considers recommendations by Messrs. Griffin and Keller along with data provided by its other advisors, the Committee retains full discretion to set all compensation for the Company’s named executive officers.

Base Salary
The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company’s compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company’s income level generated in the previous year and any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual’s level of contribution towards that performance.

Accordingly, for fiscal 2009 the Compensation Committee established base salaries for the Company’s key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company’s industries, but generally believes that base salaries should be in the lower half of such comparisons coupled with significant opportunities to achieve high incentive, performance based compensation. The Compensation Committee considered the scope of and accountability associated with each executive officer’s position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2009.

In 2009, the Compensation Committee made no change to the base salary of $300,000 for Robert J. Keller, the Company’s Chief Executive Officer. However, in February 2009, the base salary for Mr. Keller was voluntarily reduced by 10% to $270,000. In March 2009, the Company appointed Deborah J. Meinert as the Company’s Chief Financial Officer and the Compensation Committee set her 2009 base salary at $132,000. The Compensation Committee believed that such salaries were warranted for each such officer based primarily on the Company’s performance and their contribution to such results.

In 2009, the Compensation Committee made no change to the base salary for Robert E. Griffin, the Company’s Chairman of the Board. However, in February 2009, the base salary for Mr. Griffin was voluntarily reduced 10% to $50,580.

The 2009 salary reductions for Mr. Keller and Mr. Robert Griffin along with other cost saving measures company-wide, were implemented to improve the operating performance of the Company. The salary reductions agreed to for 2009 were voluntarily extended for 2010. Ms. Meinert’s and Mr. Patrick Griffin’s salaries increased in 2009 due to their expanded roles; however, their new salaries reflect reductions similar to the salary reductions taken by Mr. Robert Griffin and Mr. Keller in 2009 and 2010. Mr. Patrick Griffin’s base salary for 2009 is $120,000, as noted in the 2009 Director Compensation table on page 10.

Annual Cash Incentive Bonus
The Compensation Committee believes a large portion of each executive officer’s total compensation should come from performance based results. In 2009, the Compensation Committee approved a Profit Incentive Bonus Plan (the “Bonus Plan”) based on the ratio of net income before taxes (“NIBT”) to invested capital, defined as beginning stockholders equity plus average debt outstanding during the year. Under this Bonus Plan, three bonus pools were generated; one for each business segment (Sporting Goods and Office Products) based on their separate performance and one for named executives based on the Company as a whole. The Compensation Committee reviews, approves and/or modifies target performance levels suggested by management that dictate the factors used to generate the bonus pools. Bonus pools are calculated by multiplying NIBT before incentive bonuses by the applicable bonus factor based on actual results achieved.

Virtually all employees are eligible to participate in the Bonus Plan and amounts paid under the Bonus Plan are determined and dispersed following completion of the Company’s annual audited financial statements. Based on performance targets established by the Compensation Committee, the three bonus pools are created. While the amounts of the bonus pools are determined by the target performance levels established early in the fiscal year to which the bonuses relate, the Compensation Committee has discretion to alter the amount of the individual bonus pools based on factors that significantly change the dynamics of the business or the environment in which the business operates. The Compensation Committee reviews and approves the bonus pool allocations based on recommendations submitted by Mr. Keller in consultation with the senior management in each business unit. Criteria used in determining the amount of bonus allocated to each employee include the employee’s level of responsibility, level of performance, and the individual’s overall contribution to the success of the business segment.

For 2009, the business results fell below the minimum threshold for generating bonus pools and the Compensation Committee determined that no bonus awards would be made.

Long Term Equity Incentives
Each year, the Compensation Committee determines the amount and character of any long term equity incentive grants to the Company’s executive officers and other eligible employees. The Committee considers equity grants to be an effective incentive to encourage stock ownership by officers and key employees increasing their proprietary interest in the success of the Company. At the 2007 Annual Meeting, stockholders approved the Escalade Incorporated 2007 Incentive Plan (“2007 Incentive Plan”) which provides a broader array of long-term incentive awards for grant to the Company’s employees, including the Chief Executive Officer and Chief Financial Officer. In 2009, the Compensation Committee determined that granting stock options was the best method of satisfying the Committee’s compensation philosophy and objectives of directly connecting long term incentives to achieving long term performance objectives. Accordingly the Company granted 125,000 and 45,000 stock options to Mr. Keller and Ms. Meinert, respectively.

The stock options granted to Mr. Keller and Ms. Meinert vest at the end of three years provided that the named executive is still employed by the Company. The stock was trading at $0.64 per share as of the strike date of March 31, 2009. The options expire in five years.

In February 2010, the Compensation Committee approved stock option awards based on the performance results of 2009. The Company granted 55,000 stock options to Mr. Keller and 27,500 options to Ms. Meinert. The strike date of these options was February 26, 2010, with a price of $2.56 per share. The options vest 25% per year for four years, and expire in five years.

Health, Welfare and Other Benefits
The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. Other than a non-qualified deferred compensation plan in which Mr. Robert Griffin participates, none of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

Tax and Accounting Considerations
As necessary, the Compensation Committee reviews accounting and tax laws, rules and regulations that may affect the Company’s compensation plans. However, tax and accounting considerations have not significantly impacted the compensation programs offered to the Company’s executives. Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162 (m) will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its named executive officers.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following is a list of the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement.

Mr. Robert Griffin has served the Company and/or its subsidiaries in various executive capacities for over thirty years. See “ELECTION OF DIRECTORS.”

Mr. Keller joined the Company as President and Chief Executive Officer in August 2007. Prior to that, he served as President of Disston Tool Company, a subsidiary of Kennametal. From 2000 to 2005, Mr. Keller worked for Russell Corporation in various positions including President of the sports apparel unit.

Ms. Deborah J. Meinert joined the Company as Corporate Controller in November 2007. Ms. Meinert came to Escalade from United Components, a manufacturer of automotive OEM and aftermarket parts where she functioned as Assistant Controller (2005-2007). Prior to United Components she practiced public accounting with Brown, Smith & Settle LLC (1997–2005) and Harding, Shymanski & Company, PC (1994-1997), both in the Evansville area.

All such persons have been elected to serve until the next annual election of officers, or until their earlier resignation or removal.

Name	Age as of March 30, 2010	Offices and Positions Held	First Elected as an Executive Officer

Robert E. Griffin	75	Chairman	12/1976

Robert J. Keller	48	CEO and President	08/2007

Deborah J. Meinert	52	V.P. Finance, CFO & Secretary	03/2009

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers of the Company for 2009 and 2008:

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Robert E. Griffin	2009	52,690	—	11,249	1,814	2,886	—	110,417	36,894	215,950
Chairman of the Board	2008	56,376	—	—	1,015	9,581	—	100,947	62,023	229,942

Robert J. Keller	2009	281,159	—	—	11,874	80,996	—	—	3,675	377,704
President & Chief Executive Officer	2008	313,747	—	—	—	74,336	—	—	223,071	611,154

Deborah J. Meinert	2009	132,288	—	—	4,275	3,080	—	—	1,685	141,328
Chief Financial Officer, Vice President Finance and Secretary – Appointed March 2009
Terry D. Frandsen	2009	21,495	—	—	—	—	—	—	37,086	58,581
Chief Financial Officer, Vice President Finance and Secretary – Resigned January 2009	2008	185,086	—	—	33,355	31,755	—	—	11,157	261,353

Column (c) - Salary
Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) – Cash Bonuses
Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in column (h).

Column (e) – Stock Awards
Amounts recorded in this column reflect 3,906 shares of stock paid to Mr. Griffin as a portion of his director compensation for 2009. The cash portion of his director compensation ($36,100) is included under All Other compensation in column (j).

Column (f) – Option Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation, for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

	2009	2008	2007	2006	2005	2004
Risk-free interest rate	1.43%	—	4.35%	4.35%	3.77%	3.07%
Dividend yield	0%	—	2.26%	1.81%	1.20%	0.00%
Expected volatility	76.6%	—	42.6%	51.3%	53.8%	50.0%
Weighted average-fair value per share	$0.40	—	$2.70	$4.35	$5.61	$8.98

Column (g) – Restricted Stock Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under ASC Topic 718, Stock Compensation, for grants made in the fiscal year indicated in column (b) and prior years. The amounts recorded for Mr. Griffin were granted in relation to his work as a director. The fair value of each grant is estimated on the date of grant using Monte Carlo techniques where vesting is dependent on market conditions and on the closing price of the Company’s common stock on the date of grant if vesting is based solely on time. The fair value of restricted stock units granted is detailed below for the years associated with the costs recorded in the table:

	2009	2008	2007
Weighted average market closing price on date of grant for restricted stock units where vesting is time based.	—	$6.85	$9.37
Weighted average fair market value of restricted stock units where vesting is contingent on market factors	—	$6.16	$5.41

Column (h) – Non-Equity Incentive Plan Compensation
See “CD&A – Annual Cash Incentive Bonus” on page 13 for a description of the Incentive Compensation Plan.

Column (i) - Change in Pension Value and Nonqualified Deferred Compensation Earnings
See “Nonqualified Deferred Compensation” on page 18 for a description of the plan.

Column (j) – All Other Compensation
All other compensation includes the following:

Name	401(k) Matching Contribution ($)	Cash &RSU Director Fees ($)	Moving and Closing Costs ($)	Severance ($)	Deferred Bonus Paid ($)	Total All Other Compensation ($)

2009
Robert E. Griffin	794	36,100	—	—	—	36,894
Robert J. Keller	3,675	—	—	—	—	3,675
Deborah J Meinert	1,685	—	—	—	—	1,685
Terry D. Frandsen	324	—	—	36,762	—	37,086

2008
Robert E. Griffin	3,398	58,625	—	—	—	62,023
Robert J. Keller	—	—	223,071	—	—	223,071
Terry Frandsen	11,157	—	—	—	—	11,157

Grants of Plan Based Awards
The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during 2009. Actual cash incentive awards are disclosed under column (h) of the Summary Compensation Table, page 15. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Options Awards: Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share) (3)	Grant Date Value of Stock Awards ($) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)

Robert E. Griffin	04/24/09	—	5,000	$0.89	—	$2,638
	10/23/09	3,906	—	—	2.88	$11,249
Robert J. Keller	03/31/09		125,000	$0.64	—	$47,100
Deborah J. Meinert	03/31/09	—	45,000	$0.64	—	$16,956
Terry D. Frandsen	—	—	—	—	—	—

(1)	The amounts disclosed in this column represent stock awards, stock compensation, and Restricted Stock Units (“RSU”) issued under the Escalade, Incorporated 2007 Incentive Plan.
(2)
The amounts disclosed in this column were issued under the 2007 Incentive Plan. Options for Mr. Griffin vest in one year, while options for Mr. Keller and Ms. Meinert vest in three years. All options expire five years from the date of grant.

(3)	The exercise price is equal to the closing market price on the date the options were granted.
(4)
For stock awards and stock compensation, the amounts disclosed in this column are the closing market price on the date the stock was granted. For RSUs, the amounts disclosed in this column are calculated based on the provision of ASC Topic 718, Stock Compensation,. The fair values of each grant are estimated on the date of grant using the closing market price of the stock on the date of grant if the RSU vesting is based on the lapse of time, or using Monte Carlo techniques if the vesting is contingent on meeting market criteria.

(5)
The amounts disclosed in this column are calculated based on the provision of ASC Topic 718 Stock Compensation. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Outstanding Equity Awards at Fiscal Year End
The following table outlines outstanding long-term equity-based incentive compensation awards for the Company’s named executive officers as of December 26, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# ) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Share) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
Robert E. Griffin	—	5,000		$0.89	4/24/2014
	—					—		—
Robert J. Keller	—	125,000	(3)	$0.64	3/31/2014
						25,000	(4)	58,000
						18,750	(5)	43,500
Deborah J. Meinert	—	45,000	(3)	$0.64	3/31/2014
						1,500	(5)	3,480
Terry D. Frandsen	—	—		—	—	—		—

(1)	The option exercise price is equal to the closing market price on the date the options were granted.
(2)	The amounts set forth in this column equal the number of restricted stock units multiplied by the closing market price of the underlying common stock ($2.32) on December 26, 2009.
(3)	Options granted were to vest in three years, on March 31, 2012.
(4)	Restricted Stock Units vest on August 1, 2010 provided that certain market conditions relative to the Company’s common stock are satisfied.
(5)	Restricted Stock Units vest on March 1, 2011 provided that certain market conditions relative to the Company’s common stock are satisfied.

Option Exercises and Stock Vested
During 2009, no stock options were exercised by the executive officers, and no stock options vested. However, restricted stock units granted to the Directors in 2008 vested on April 27, 2009 and were settled in the form of shares of common stock issued. The following table outlines this settlement:

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Robert E. Griffin	1,250	$1,100
Robert J. Keller	—	—
Deborah J. Meinert	—	—
Terry D. Frandsen	—	—

(1)	This amount included in the total for Director’s Fees reported in “All Other Compensation for column (j), shown on page 15.

Nonqualified Deferred Compensation
The Company maintains a nonqualified deferred compensation plan that allowed Mr. Griffin, and certain other executive officers who are no longer with the Company, to defer a portion of their incentive bonuses earned during each of the years between 1985 and 1992. The Company provided a matching contribution equal to 70% of the deferred amount. The plan is unfunded and amounts owed to participants under the plan are subject to the claims of general creditors of the Company. The Company accrues interest on the balance owed to participants at the rate of 9% compounded monthly.

The following table illustrates the nonqualified deferred compensation benefits provided to the named executive officers in 2009. It does not reflect matching 401(k) or discretionary contributions made under the Company’s qualified retirement plan.

Name	Executive Contributions in 2009 ($)	Registrant Contributions in 2009 ($)	Aggregate Earnings in 2009 ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 26, 2009 ($)

Robert E. Griffin	—	—	110,417	—	1,287,479
Robert J. Keller	—	—	—	—	—
Deborah J. Meinert	—	—	—	—	—
	—	—	—	—

(1)	Amounts recorded in this column represent interest accrued on cumulative deferred balances and is included in column (i) of the Summary Compensation Table on page 15.

Potential Payments upon Termination or Change in Control
Other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company.

Upon a change in control of the Company, as defined in the Escalade, Incorporated 2007 Incentive Plan (approved by the Company’s stockholders at the 2007 annual meeting), the vesting of all outstanding, unvested stock options would be accelerated. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company’s common stock as of December 26, 2009 ($2.32), Mr. Robert Griffin, Mr. Keller, and Ms. Meinert would potentially receive value for unexercised stock options: approximately $292,750. Mr. Griffin’s options, value of $7,150, will expire if not exercised on or before April 24, 2014. Mr. Keller’s and Ms. Meinert’s options, values of $210,000 and $75,600, respectively, will expire if not exercised on or before March 31, 2014. The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD, LLP (the “Auditors”) was engaged by the Company’s Audit Committee to audit the Company’s consolidated financial statements for the year ended December 26, 2009. BKD, LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD, LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 26, 2009 and December 27, 2008 by the Company’s principal accounting firm, BKD, LLP.

	2009	2008
Audit Fees	$303,724	$344,605
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$303,724	$344,605

Audit Fees. Fees for audit services consist of:

•	Audit of the Company’s annual financial statements.
•
Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002 were not required in 2009 or 2008. Fees paid in 2009 and 2008 related to testing of internal controls over financial reporting totaled $74,351 and $86,007, respectively.

•	Reviews of the Company’s quarterly financial statements.
•	Statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation. The Company has not employed BKD, LLP for any audit-related services in 2008 or 2009.

Tax Fees. Fees for tax services consist of professional services rendered by BKD, LLP related to corporate income tax return preparation, compliance and advice. The Company does not employ BKD, LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD, LLP pursuant to these exceptions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings “Report of Compensation Committee” and “Report of the Audit Committee” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).

RESULTS OF THE 2009 ANNUAL MEETING

Approximately 93% of the outstanding shares of the Company were voted in person or by proxy at the 2009 Annual Meeting that was held April 24, 2009. The stockholders elected each of the eight nominees for election as directors to the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

To be considered for inclusion in the proxy statement for our Annual Meeting to be held in 2011, stockholder proposals must be presented in writing at the offices in Evansville, Indiana not later than November 30, 2010. After November 30, 2010 any stockholder who intends to propose any other matter to be acted upon at the 2011 Annual Meeting of stockholders must inform the Company no later than February 4, 2011 to be considered for inclusion in the meeting. If notice is not provided by that date, the persons named in the Company’s proxy for the 2011 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2011 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana will be included on the 2011 annual meeting docket.

OTHER BUSINESS

Management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

By order of the Board of Directors

Deborah J. Meinert

VP Finance, CFO & Secretary

ESCALADE, INCORPORATED

817 Maxwell Avenue
Evansville, Indiana 47711

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Griffin and Edward E. Williams, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of Escalade, Incorporated (the “Company”) to be held on Friday, April 30, 2010, at 7:30 a.m., Central Daylight Savings Time, at the Company’s principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana 47711, and any adjournment or adjournments thereof, and to vote the number of shares of the Company’s Common Stock which the undersigned would be entitled to vote if personally present on the following matters:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ESCALADE, INCORPORATED

April 30, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.escaladeinc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

20730000000000000000 5	043010

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND A VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: Vote for Three (3) Nominees to Serve as Directors of the Company for the two-year term ending at the 2012 Annual Meeting of Stockholders and for Four (4) Nominees to Serve as Directors of the Company for the one-year term ending at the 2011 Annual Meeting of Stockholders.			2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm for Escalade, Incorporated for 2010.	☐	☐	☐
NOMINEES:
	☐ FOR ALL NOMINEES	O George Savitsky	Two Year Term	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
		O Richard D. White	Two Year Term
	☐ WITHHOLD AUTHORITY	O Edward E. Williams	Two Year Term
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

	FOR ALL NOMINEES	O Robert E. Griffin	One Year Term
		O Robert J. Keller	One Year Term
	☐ FOR ALL EXCEPT	O Richard F. Baalmann, Jr.	One Year Term
	(See instructions below)	O Patrick J. Griffin	One Year Term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ESCALADE, INCORPORATED

April 30, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and  follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.escaladeinc.com

i	Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.	i

20730000000000000000 5	043010

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND A VOTE “FOR” RATIFYING THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors: Vote for Three (3) Nominees to Serve as Directors of the Company for the two-year term ending at the 2012 Annual Meeting of Stockholders and for Four (4) Nominees to Serve as Directors of the Company for the one-year term ending at the 2011 Annual Meeting of Stockholders.			2.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm for Escalade, Incorporated for 2010.	☐	☐	☐
NOMINEES:
	☐ FOR ALL NOMINEES	O George Savitsky	Two Year Term	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
		O Richard D. White	Two Year Term
	☐ WITHHOLD AUTHORITY	O Edward E. Williams	Two Year Term
	FOR ALL NOMINEES	O Robert E. Griffin	One Year Term
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.

	☐ FOR ALL EXCEPT	O Robert J. Keller	One Year Term
	(See instructions below)	O Richard F. Baalmann, Jr.	One Year Term
		O Patrick J. Griffin	One Year Term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.